                                                                   EXHIBIT 10.43

                   PRODUCT DEVELOPMENT AND LICENSE AGREEMENT


     This Product Development and License Agreement (the "Agreement") is entered into as of September 7, 1995 (the "Effective Date") by and among YES! Entertainment Corporation (including its affiliates and subsidiaries), with its principal place of business at 3875 Hopyard Road, Suite 375, Pleasanton, California 94588 ("YES!"), and Machina, Inc., a California corporation, located at 21 South Park, San Francisco, California 94107 ("Licensor").

                                  WITNESSETH:

     WHEREAS, YES! desires to have certain product design concepts developed and certain development work undertaken in order to implement such product design concepts for the children's and youth markets; and

     WHEREAS, YES! desires to receive an exclusive license to such product concepts and other property rights embodied in the development work provided under this Agreement; and

     WHEREAS, Licensor desires to provide such services and to license such rights to YES! on the terms and conditions set forth below;

     NOW THEREFORE, for and in consideration of the mutual covenants and promises set forth below, the parties agree as follows:

     1.    1.1  License. Licensor grants to YES! a license (including the
                -------
right to sublicense) to the concept of a line of self-contained, electro-mechanical arcade-like games that are contained in a compact plastic housing, including modifications to or derivatives thereof, and specifically including but not limited to the implementations of such product concept described on Exhibit A (the "Product"). This license shall be exclusive for the children's and youth market. This license shall be non-exclusive for all other markets.

          1.2  Scope of License. The license conveyed in this Section 1
               ----------------
encompasses all proprietary rights in the Product, including but not limited to, trade secrets (including Confidential Information as defined by this Agreement), copyrights, and patents. Such license includes, but is not limited to, the rights to make, have made, use, sell, distribute, copy, modify, have modified, create derivative works, display, or sublicense the Product.

          1.3  Title. Licensor shall retain all right, title and interest
               -----
in and to any proprietary rights owned by Licensor and not licensed to YES! pursuant to this Agreement. All proprietary rights of Licensor incorporated in the Product shall be licensed to YES! as provided in Section 1.1.

     2.   SERVICES.  It is understood that Licensor shall use its best efforts
          --------
in the performance of its development obligations (the "Services") under this Agreement. The Product and Services shall be treated as Confidential Information of YES! as provided in Section 9 and shall be licensed to YES!

                      [*CONFIDENTIAL TREATMENT REQUESTED]
as provided by Section 1. Licensor shall fully guarantee and be responsible for its own and any other necessary party's obligations (including, but not limited to, the performance of Services and the granting of licenses) under this Agreement. Licensor shall provide all necessary licenses (including necessary third party licenses) and documentation to effectuate the licenses provided for by this Agreement.

     3.   ADDITIONAL SERVICES.  The terms and conditions for additional Services
          -------------------
beyond the services provided by Licensor in connection with the development of the implementations of the Products described in Exhibit A may be as mutually
                                                 ---------
agreed by YES! and Licensor. It is understood that this Section 3 applies only to the providing of Services by Licensor; nothing in this Section 3 shall limit YES!'s rights under this Agreement, including the license in Section 1.

     4.   WARRANTY.  Licensor represents and warrants that it has full and
          --------
exclusive power and authority to enter into this Agreement and to grant the rights licensed hereby, and that no consent of any third party is required in connection herewith. Licensor hereby represents and warrants that the rights granted hereunder do not interfere in any way with the rights granted to any third party. Licensor further warrants that the Product shall be free from errors, except those errors directly resulting from faulty specifications provided by YES! or work completed by YES!. If the Product contains any errors (except those directly resulting from faulty specifications provided by YES!), then Licensor, at its own expense, shall promptly ensure that the Product is free from errors. Licensor represents and warrants to YES! that it has taken all necessary actions to grant the rights provided for by this Agreement.

     5.   INDEMNITY.  Licensor will indemnify YES! against and hold YES!
          ---------
harmless from any reasonable loss, cost, liability or expense (including court costs and the reasonable fees of attorneys and other professionals) (collectively "Legal Costs") arising out of, or resulting from, (i) any breach of or inaccuracy in Section 4 hereof or (ii) any claim of any person or entity that the Product or any implementation thereof infringes any intellectual property right (including copyright, trademark, trade secret, or patent) of any third party. YES! shall be entitled to deduct from any payments otherwise owing to Licensor, including payments owing Licensor under any other agreement to which YES! and Licensor are parties, any Legal Costs incurred by YES! as a result of an infringement claim as described in this Section 5, but YES! shall have no right to recover more than [*] percent ([*]%) of any amounts previously paid to Licensor under this or any other Agreement by and between or among YES! and Licensor; provided, however, that in no event shall Licensor's total liability under this Section 5 exceed the total royalties paid or payable to Licensor under this Agreement, including the Advance Against Royalties or any other fees paid to Licensor hereunder or in connection herewith. YES! shall add Licensor as an additional insured under its general liability insurance policy.

     6.   LIMITATION OF LIABILITY.  EXCEPT FOR A BREACH OF CONFIDENTIALITY
          -----------------------
OBLIGATIONS IN SECTION 9 OR FOR THE INFRINGEMENT INDEMNITY IN SECTION 5, IN NO EVENT SHALL LICENSOR'S OR YES!'S LIABILITY OF ANY KIND TO ANY OTHER PARTY INCLUDE ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

                      [*CONFIDENTIAL TREATMENT REQUESTED]

     7.   COMPENSATION.
          ------------

          7.1   Definition. For purposes of this Agreement, "Net Sales" shall
                ----------
mean the gross sales price received by YES! on its sales of the Product to non-subsidiary customers, less: (i) customary rebates, cash and trade discounts, and reserves and/or credits for returns and allowances, (ii) transportation charges, including shipping and insurance, and (iii) sales or other excise taxes imposed upon and paid by seller with respect to such sales. Notwithstanding the foregoing, the sales by YES! subsidiaries to unaffiliated third parties shall be considered Net Sales, subject to all exceptions to Net Sales listed in Subsections (i), (ii), and (iii) of this Section 7.1.

          7.2   Royalties.  Provided that YES! chooses to market the Product,
                ---------
including modifications to or derivatives thereof, and specifically including the implementations of the Product described in Exhibit A, YES! shall pay to
                                                ---------
Licensor a royalty on Net Sales of the Product sold by YES! (including its affiliates and subsidiaries) ("Earned Royalties"). Subject to the provisions of Sections 7.4, 7.5 and 7.6, the royalty rate shall be as follows:

                (a)   Initial Sales. Until such time as there shall have been
                      -------------
paid to or generated for the account of Licensor royalties in an amount not greater than [*] dollars ($[*]), the Advance Against Royalties actually paid to Licensor pursuant to Section 7.3 hereof, the royalty rate on Net Sales shall be [*] percent ([*]%).

                (b)   Subsequent Sales. At such time as there shall have been
                      ----------------
paid to or generated for the account of Licensor royalties in an amount equal to or greater than [*] dollars ($[*]), the royalty rate on Net Sales shall decrease to and thereafter shall be [*] pecent ([*]%).

          7.3   Advance Against Royalties. Subject to the terms of this Section
                -------------------------
7.3, YES! shall advance Licensor up to [*] dollars ($[*]) (the "Advance Against Royalties"). The Advance Against Royalties shall be paid in accordance with and to the extent provided for by this Section 7.3:

                (a)   Guaranteed Advance.  Of the Advance Against Royalties,
                      ------------------
[*] dollars ($[*]) shall be paid as follows:

                      (i) [*] dollars ($[*] shall be paid not later than September 7, 1995 (previous reciept of which Licensor hereby acknowledges);

                      (ii) [*] dollars ($[*] shall be paid on the execution hereof; and

                      (iii) [*] dollars ($[*] shall be paid not later than December 22, 1995.

                      [*CONFIDENTIAL TREATMENT REQUESTED]

                (b)   Variable Advance. The remaining [*] dollars ($[*]) of the
                      ----------------
Advance Against Royalties (the "Variable Advance") shall be paid to Licensor in accordance with and to the extent provided by the following:

                      (i) in the event that final product packages for all of the SKUs set forth at Exhibit A are released to Entertainment Products, Ltd.
                         ---------
not later than February 29, 1996, the entire Variable Advance shall be paid to Licensor within three (3) business days thereof.

                      (ii) in the event that Section 7.3(b)(i) does not apply, but final product packages for not less than three of the SKUs set forth at Exhibit A are released to Entertainment Products, Ltd. not later than February 29, 1996, then [*] dollars ($[*]) of the Variable Advance shall be paid to Licensor within ([*]) business days thereof.

                      (iii) in the event that Sections 7.3(b)(i) or (ii) do not apply, but final product packages for all of the SKUs set forth at Exhibit A
                                                                       ---------
are released to Entertainment Products, Ltd. not later than June 1, 1996, then
(1) [*] dollars ($[*]) of the Variable Advance shall be paid to Licensor within [(*]) business days thereof and (2) Licensor shall provide to YES! a credit of [*] dollars ($[*]) toward product development and engineering fees incurred during the balance of 1996 (provided that in the event that less than [*] dollars ($[*]) of product development and engineering fees are incurred on behalf of YES! by Licensor during the balance of 1996, the unused balance shall be converted into a credit against royalties owing to Licensor by YES!).

                      (iv)    in the event that Sections 7.3(b)(i), (ii) or
(iii) do not apply, but final product packages for three of the SKUs set forth at Exhibit A are released to Entertainment Products, Ltd. not later than June 1,
   ---------
1996, then (1) [*] dollars ($[ ]) of the Variable Advance shall be paid to Licensor within [(*]) business days thereof and (2) Licensor shall provide to YES! a credit of [*] dollars ($[*]) toward product development and engineering fees incurred during the balance of 1996 (provided that in the event that less than [*] dollars ($[*]) of product development and engineering fees are incurred on behalf of YES! by Licensor during the balance of 1996, the unused balance shall be converted into a credit against royalties owing to Licensor by YES!).

                      (v)     in the event that neither Sections 7.3(b)(i),
(ii), (iii) or (iv) apply, then (1) none of the Variable Advance shall be paid to Licensor and (2) Licensor shall provide to YES! a credit of [*] dollars ($[*]) toward product development and engineering fees incurred during the balance of 1996 (provided that in the event that less than [*] dollars ($[*]) of product development and engineering fees are incurred on behalf of YES! by Licensor during the balance of 1996, the unused balance shall be converted into a credit against royalties owing to Licensor by YES!).

          7.4   Combination Products.  In the event that the Product is sold in
                --------------------
combination with another product or component whose sale and use is not covered by this Agreement, Net Sales

                      [*CONFIDENTIAL TREATMENT REQUESTED]
from such sales for purposes of calculating the amounts due under this Agreement shall be as reasonably allocated by YES! between the Product and such other product, based upon their relative importance and proprietary protection.

          7.5   Nonroyalty Sales. No royalty shall be payable under this
                ----------------
Agreement with respect to sales of the Product for use in research and/or development, in trials or as samples or that are otherwise sold in less than full commercial sales.

          7.6   Multiple Royalties. In the event that YES! pays a license fee or
                ------------------
royalty to a third party with respect to the Product (including, but not limited to, a license fee or royalty for the rights to the use of a character), the royalty to Licensor shall be [*] percent ([*]%) of Net Sales.

          7.7   Effect of Advance Against Royalties. The Advance Against
                -----------------------------------
Royalties shall be considered an advance payment of and shall be credited against Earned Royalties.

          7.8   Timing. All Earned Royalty payments shall be due within thirty
                ------
(30) days of the end of each quarter (the quarters shall end on March 31, June 30, September 30, and December 31). Interest shall accrue on any payments not paid when due at the rate of [*] percent ([*]%) per month.

          7.9   Inspection of Records. Licensor shall have the right, upon
                ---------------------
reasonable notice, during regular business hours and not more than once a year, to examine and make extracts or copies of YES!'s books and records relating to the sale of the Product.

     8.   TAXES.  It will be Licensor's obligation to pay all taxes due on the
          -----
compensation that Licensor receives under this Agreement, and Licensor will indemnify YES! and hold YES! harmless from any obligation to pay any type of taxes (including taxes on net income), fines or penalties, insurance or other obligation imposed in connection with any payments made to Licensor by YES! pursuant to this Agreement.

     9.   CONFIDENTIALITY.
          ---------------

          9.1   Definition.  "Confidential Information" means any proprietary
                ----------
information, technical data or know-how, including, but not limited to, that which relates to research, products and services, customers, markets, software, developments, inventions, processes, engineering, marketing or finances, which Confidential Information is disclosed by a party directly or indirectly in writing, orally, or by inspection of software code, equipment, or other materials. The Product and Services, including all associated intellectual property rights (including, but not limited to, trade secrets, copyrights, and patents), shall be considered the Confidential Information of YES!. Confidential Information shall not include information that: (a) was generally known and available in the public domain through no fault of the receiving party; (b) was known to the receiving party at the time of disclosure as shown by the files of the receiving party in existence immediately prior to the time of disclosure (provided that this exclusion will not apply to Confidential Information which will become

                      [*CONFIDENTIAL TREATMENT REQUESTED]
the property of YES! pursuant to this Agreement); (c) is disclosed with the prior written approval of the disclosing party; (d) was independently developed by the receiving party without any use of the Confidential Information of the disclosing party, and by employees or other agents of the receiving party who have not been exposed to the Confidential Information of the disclosing party; or (e) becomes known to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights.

          9.2   Non-Disclosure of Confidential Information. Each party agrees
                ------------------------------------------
not to use any Confidential Information disclosed by another party for its own use or for any purpose except for the objectives of this Agreement. The parties agree not to disclose Confidential Information of another party to third parties or to their own employees except those employees who are required to have the information in order to carry out this Agreement. The party agrees that it will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the other parties in order to prevent such Confidential Information from falling into the public domain or the possession of persons other than those persons authorized by this Agreement to have any such information, which measures shall include the highest degree of care that each party utilizes to protect its own Confidential Information of a similar nature.

          9.3   Return of Materials.  All copies of Confidential Information in
                -------------------
tangible form which are in the possession of a receiving party will be promptly returned to the disclosing party after the objective of this Agreement has been attained or rejected or at any time upon request of the disclosing party.

          9.4   Notice Regarding Unauthorized Use of Confidential Information.
                -------------------------------------------------------------
If any party to this Agreement has reason to believe that another party to this Agreement (or any third party) is using or disclosing the Confidential Information of a disclosing party in contravention of the purposes of this Agreement, such party will inform the disclosing party of the suspected use.

     10.  TERMINATION.
          -----------

          10.1  Term and Renewal. This Agreement shall commence upon the
                ----------------
Effective Date and shall continue until terminated as provided in this Section
10. This Agreement will expire on the third anniversary of the date (the "Shipment Date") of the first shipment of the Product in commercial quantities to YES! from Hong Kong or such other shipping locale form which the Product is shipped in commercial quantities directly to YES!. This Agreement may be renewed for [*] ([*]) days successive one (1) year periods at YES!'s sole option; provided that, unless otherwise agreed to by Licensor, YES shall have by the Shipment Date paid to or accrued for the account of Licensor not less than [*] dollars ($[*]) in Earned Royalties (including the Advance Against Royalties); and provided further that, unless otherwise agreed to by Licensor, not less than $[*] per year shall have been paid to or accrued for the account of Licensor in each subsequent year in connection with sales of the Product, including all derivatives or implementation thereof, in order for YES! to renew this Agreement for the year following.

                      [*CONFIDENTIAL TREATMENT REQUESTED]

          10.2  Material Breach.  In the event of any material breach of this
                ---------------
Agreement by either party, if such breach is not corrected within thirty (30) days after written notice of such breach is given to the party in breach by the party not in breach, this Agreement may be terminated immediately by written notice to that effect to the party in breach by the party not in breach.

          10.3  Termination for Convenience. This Agreement may be terminated
                ---------------------------
for convenience by YES! upon sixty (60) days prior written notice to Licensor.

          10.4  Survival.  Sections 4, 5, 6, 8, 9, 10.5, 11, 12, and 13 shall
                --------
survive termination of this Agreement.

          10.5  Sell-Off Period. YES! shall have the right to sell the Product
                ---------------
under this Agreement for one (1) year following termination of this Agreement for any reason (the "Sell-Off Period"); provided, however, that YES! shall continue to pay to Licensor Earned Royalties as provided in Section 7.

          10.6  Sale of Materials at Termination. Upon termination of the Sell-
                --------------------------------
Off Period, Licensor shall have a one time option to purchase from YES! all tooling, molds, and other materials then owned by YES! for production of the Products at the then current fair market value of such tooling, molds, and other materials; provided, however, in no event may Licensor enter into the children's and youth market for the Product until one (1) year after the end of the Sell-Off Period.

     11.  NOTICES.  All notices required or permitted under this Agreement shall
          -------
be in writing, shall reference this Agreement and shall be deemed given: (a) when delivered personally; (b) when sent by telex or facsimile confirmed by registered or certified mail, return receipt requested, postage prepaid; (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a commercial overnight carrier specifying next day delivery, with written confirmation of receipt. All communications shall be sent to the address first set forth above and addressed to the attention of Bruce Bower, if to YES!, and Ralph Osterhout, if to Licensor, or such other address or individual(s) as may be designated by each party from time-to-time pursuant to this Section 11.

     12.  ARBITRATION.  Any dispute or claim arising out of or in relation to
          -----------
this Agreement shall be finally settled by binding arbitration in Alameda County, California, under the Commercial Rules of the American Arbitration Association as presently in force ("Rules") and by three (3) arbitrators appointed in accordance with said Rules. Judgment on the award rendered may be entered in any court of competent jurisdiction. The parties may apply to any court of competent jurisdiction or by the appointed arbitrators for temporary or permanent injunctive relief, without breach of this Section 12 and without any abridgment of the powers of the arbitrators.

     13.  MISCELLANEOUS.  The waiver of a breach of any term hereof shall in no
          -------------
way be construed as a waiver of any other term or breach hereof. The parties to this Agreement are independent contractors, and no employment relationship or joint venture is created by this Agreement. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect. This Agreement shall inure to the benefit of and be binding upon each party's successors and assigns. Licensor may not assign its rights under this Agreement without the prior written consent of YES!, which consent will not be unreasonably withheld. This Agreement is governed by the laws of the State of California without reference to conflict of laws principles. This Agreement may be signed in counterparts.

     THIS AGREEMENT (INCLUDING ALL EXHIBITS) IS THE ENTIRE AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND NO WAIVER OR MODIFICATION OF THIS AGREEMENT SHALL BE VALID UNLESS IN WRITING SIGNED BY EACH PARTY.


YES! ENTERTAINMENT CORPORATION


By:   /s/  Bruce D. Bower
    -------------------------------------------
     Bruce D. Bower
     Executive Vice President & General Counsel


TEAM MACHINA


By:   /s/ Ralph Osterhout
    -------------------------------------------
    Ralph Osterhout, President

                                   EXHIBIT A

                               MINI ARCADE GAMES

                                    AIR WARS









[GRAPHICAL DEPICTION OF PRODUCT]









SHOOT DOWN THE FIGHTER JET AS IT MANEUVERS IN THE AIR

 .   FIGHTER JET CIRCLES THE FIELD, MOVING HIGHER AND LOWER AS IT ROTATES

 .   AIM THE GUN TO FIRE AT THE PLANE

 .   EVERY HIT SCORES A POINT AND SOUND EFFECTS

 .   FIVE HITS AND YOU WIN!

                               MINI ARCADE GAMES

                                  DARE DEVILS











[GRAPHICAL DEPICTION OF PRODUCT]













BLAST THROUGH THE HOOP

 .   THE HOOP ROTATES, MOVING THE BARRIER WITH IT

 .   TIME YOUR TAKEOFF JUST RIGHT -- AVOID THE BARRIER

 .   TWO AT A TIME -- DON'T HIT THE OTHER DARE DEVIL

 .   SOUND EFFECTS WITH EVERY ATTEMPT

                               MINI ARCADE GAMES

                                 KNUCKLE HEADS










[GRAPHICAL DEPICTION OF PRODUCT]









KNOCK OUT YOUR OPPONENT

 .   ARMS SWING THROUGH THE AIR WITH EVERY PUNCH

 .   SOUND EFFECTS FOR EVERY HIT AND EVERY MISS

 .   AIM FOR THE HEAD WITHOUT LETTING YOUR OPPONENT BLOCK

                               MINI ARCADE GAMES

                                  HOT RODDERS










[GRAPHICAL DEPICTION OF PRODUCT]











HOT RAD RACING WITH SPLIT SECOND RESPONSE TIME

 .   THE LIGHT TREE SCROLLS TO GREEN AND YOU'RE OFF

 .   HEAR THE SCREECHING TIRES AND REVVING ENGINES

 .   START TOO SOON AND IT'S A FALSE START

 .   SEE WHOSE HOT ROD HAS THE HOTTEST WHEELS